                                                                     Exhibit 4.2

                                                                  EXECUTION COPY



              ---------------------------------------------------

                               ALLTEL CORPORATION

                                       TO

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                          TENTH SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 6, 2002

                         PROVIDING FOR ISSUANCE OF UP TO

                       $1,437,500,000 PRINCIPAL AMOUNT OF

                       6.25% SENIOR NOTES DUE MAY 17, 2007

              ---------------------------------------------------

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE ONE DEFINITIONS .......................................................2

     Section 1.01 Definition of Terms .........................................2

ARTICLE TWO GENERAL TERMS AND CONDITIONS OF THE NOTES .........................4

     Section 2.01 Designation and Principal Amount ............................4

     Section 2.02 Maturity ....................................................4

     Section 2.03 Form, Payment and Appointment ...............................4

     Section 2.04 Global Notes ................................................5

     Section 2.05 Interest ....................................................6

ARTICLE THREE REDEMPTION OF THE NOTES .........................................7

     Section 3.01 Tax Event Redemption ........................................7

     Section 3.02 Redemption Procedures for Notes .............................7

     Section 3.03 No Sinking Fund .............................................7

     Section 3.04 Option to Put Notes upon Failed Secondary Remarketing .......7

     Section 3.05 Repurchase Procedure for Notes ..............................8

ARTICLE FOUR REGISTERED GLOBAL SECURITIES .....................................8

     Section 4.01 Definitions .................................................8

     Section 4.02 Execution and Authentication ................................9

     Section 4.03 Additional Terms ............................................9

     Section 4.04 Transfer ....................................................9

ARTICLE FIVE NOTICE ..........................................................11

     Section 5.01 Notice by the Company ......................................11

ARTICLE SIX FORM OF NOTE .....................................................11

     Section 6.01 Form of Note ...............................................11

ARTICLE SEVEN ORIGINAL ISSUE OF DISCOUNT .....................................22

     Section 7.01 Original Issue of Discount .................................22

ARTICLE EIGHT REMARKETING ....................................................22

     Section 8.01 Initial Remarketing Procedures .............................22

     Section 8.02 Secondary Remarketing Procedures ...........................24

ARTICLE NINE MISCELLANEOUS ...................................................27

     Section 9.01 Ratification of Indenture ..................................27

     Section 9.02 Trustee Not Responsible for Recitals .......................27

     Section 9.03 New York Law to Govern .....................................27

     Section 9.04 Separability ...............................................27

     Section 9.05 Counterparts ...............................................28

     Section 9.06 Provisions of Base Indenture Not Applicable ................28

     Section 9.07 Provisions of the Indenture and Notes for the
                   Sole Benefit of the Parties and the Holders
                   of the Notes ..............................................28

     Section 9.08 Provisions Required by Trust Indenture Act of
                   1939 to Control ...........................................28

     Section 9.09 Ranking ....................................................28

                  THIS TENTH SUPPLEMENTAL INDENTURE (the "Tenth Supplemental Indenture"), dated as of May 6, 2002, made and entered into by and between ALLTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, with its principal offices located at One Allied Drive, Little Rock, Arkansas (hereinafter referred to as the "Company"), and J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a successor to Ameritrust Company National Association, as trustee (hereinafter referred to as the "Trustee").

                  WHEREAS, the Company has duly executed and delivered to the Trustee an Indenture dated as of January 1, 1987 (hereinafter referred to as the "Base Indenture"), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996 and a Ninth Supplemental Indenture dated as of April 1, 1999 (the Base Indenture and all supplemental indentures thereto being hereinafter collectively, referred to as the "Indenture"), providing for the periodic issuance of debt securities in series; and

                  WHEREAS, Section 2.02(a) of the Base Indenture provides for the issuance of any Series (as defined in the Base Indenture) of Securities (as defined in the Base Indenture) pursuant to a Board Resolution (as defined in the Base Indenture) or by the execution and delivery to the Trustee of an indenture supplemental to the Indenture authorized and approved by the Board of Directors of the Company; and

                  WHEREAS, Section 2.01 of the Base Indenture provides that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture; and

                  WHEREAS, the Company desires in and by this Tenth Supplemental Indenture to provide for the creation and issuance of up to $1,437,500,000 principal amount of 6.25% Senior Notes due May 17, 2007 (hereinafter referred to as the "Notes") in accordance with and under the terms and provisions of the Indenture; and

                  WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Tenth Supplemental Indenture providing for the issuance of the Notes as herein provided; and

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Tenth Supplemental Indenture and all requirements necessary to make this Tenth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, and all acts and things necessary have been done and performed to make this Tenth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Tenth Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

        Section 1.01      Definition of Terms.
                          -------------------

        Unless the context otherwise requires:

        (a) a term defined in the Base Indenture has the same meaning when used in this Tenth Supplemental Indenture;

        (b) a term defined anywhere in this Tenth Supplemental Indenture has the same meaning throughout;

        (c) the singular includes the plural and vice versa;

        (d) headings are for convenience of reference only and do not affect interpretation;

        (e) the following terms have the meanings given to them in the Purchase Contract Agreement (i) Agent; (ii) Applicable Principal Amount, (iii) Authorized Newspaper; (iv) Cash Settlement; (v) Clearing Agency; (vi) Clearing Agency Participant; (vii) Corporate Units; (viii) Failed Secondary Remarketing; (ix) Initial Remarketing; (x) Initial Remarketing Date; (xi) Purchase Agreement,
(xii) Purchase Contract; (xiii) Quotation Agent; (xiv) Redemption Price; (xv) Reset Agent; (xvi) Reset Announcement Date; (xvii) Reset Rate; (xviii) Reset Spread; (xix) Secondary Remarketing; (xx) Secondary Remarketing Date; (xxi) Tax Event; (xxii) Treasury Portfolio; (xxiii) Treasury Portfolio Purchase Price;
(xxiv) Treasury Units; (xxv) Two-Year Benchmark Treasury; and (xxvi) Two and One-Quarter Year Benchmark Treasury;

        (f) the following terms have the meanings given to them in this Section 1.01(f):

            "Business Day" means, with respect to the Notes, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

            "Coupon Rate" shall have the meaning set forth in Section 2.05.

            "Depositary" shall have the meaning set fort in Section 4.01.

            "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

            "Failed Initial Remarketing" shall have the meaning set forth in
        Section 8.01(g).

            "Failed Secondary Remarketing" shall have the meaning set forth in
        Section 8.02(h).

            "Global Notes" shall have the meaning set forth in Section 2.04.

            "Interest Payment Date" shall have the meaning set forth in Section 2.05.

            "Maturity Date" shall have the meaning specified in Section 2.02.

            "Notes" shall have the meaning specified in Section 2.01.

            "Note Repayment Price'" shall have the meaning set forth in Section 3.04.

            "Place of Payment" shall have the meaning set forth in Section 2.03.

            "Pledge Agreement" means the Pledge Agreement dated as of May 6, 2002 among the Company, Wachovia Bank, National Association, as collateral agent, custodial agent and securities intermediary (the "Collateral Agent") and J. P. Morgan Trust Company, National Association, as purchase contract agent and attorney-in-fact.

            "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of May 6, 2002, among the Company and J. P. Morgan Trust Company, National Association, as purchase contract agent.

            "Purchase Contract Settlement Date" means May 17, 2005.

            "Put Option" shall have the meaning set forth in Section 3.04.

            "Put Option Exercise Date" shall have the meaning set forth in
        Section 3.04.

            "Registered Global Security" shall have the meaning set forth in
        Section 4.01

            "Regular Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

            "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

            "Remarketing Agreement" means the Remarketing Agreement, dated as of May 6, 2002, between the Remarketing Agent and J. P. Morgan Trust Company, National Association, as purchase contract agent and attorney-in-fact.

            "Reset Effective Date" means (i) February 17, 2005 in case the interest rate is reset on the Initial Remarketing Date or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

            "Tax Event Redemption Date" shall have the meaning set forth in
        Section 3.05.

        The terms "Base Indenture" and "Indenture" shall have the respective meanings set forth in the recitals to this Tenth Supplemental Indenture and the paragraph preceding such recitals.

                                  ARTICLE TWO

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

        Section 2.01      Designation and Principal Amount.
                          --------------------------------

        There is hereby authorized a series of Securities designated the 6.25% Senior Notes due May 17, 2007 (the "Notes"), limited (except as otherwise provided in Article Two of the Base Indenture) in aggregate principal amount up to $1,437,500,000. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section
2.03 of the Base Indenture.

        Section 2.02      Maturity.
                          --------

        The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 17, 2007 (the "Maturity Date").

        Section 2.03      Form, Payment and Appointment.
                          -----------------------------

        Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as described below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

        The Company hereby designates the Borough of Manhattan, The City of New York as the place of payment ("Place of Payment") for the Notes, and the office or agency maintained by the Company in such Place of Payment for the purposes contemplated by this Section 2.03 shall initially be located at 15th Floor, 450 West 33rd Street, New York, New York.

        The Registrar, transfer agent and Paying Agent for the Notes shall initially be the Trustee.

        The Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.

        The Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

        Section 2.04      Global Notes.
                          ------------

        (a) Any Notes that are no longer part of Corporate Units will be issued initially in the form of one or more Registered Global Securities (the "Global Notes") registered in the name of the Depositary or its nominee. Unless and until they are exchanged for the Notes in registered form, such Global Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency. In addition, the Company may issue a Note in the form of a Global Note with $0.00 balance.

        (b) If at any time (i) the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency ceases to be a clearing agency registered under the Exchange Act at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Company becoming aware of the Clearing Agency's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Notes shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the Company will execute, and subject to Article Two of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

        Upon exchange of the Global Note for such Note in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Clearing Agency or its custodian, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

        Section 2.05      Interest.
                          --------

        (a) The Notes will bear interest (i) initially at the rate of 6.25% per year (the "Coupon Rate") from May 6, 2002 through and including the day immediately preceding the Reset Effective Date, (ii) at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and (iii) to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. Interest is payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an "Interest Payment Date") commencing on August 17, 2002, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

        (b) The interest rate on the Notes will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after February 17, 2005) except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Notes will be reset on the Secondary Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date), except in the event of a Failed Secondary Remarketing. On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, will be announced by the Company and certified to the Trustee in an Officer's Certificate. On the Business Day immediately following such Reset Announcement Date, the Holders of Notes and the Trustee will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to such Holders of Notes if published in an Authorized Newspaper.

        (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Holders of Notes of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such Holders of Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

        (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                 ARTICLE THREE

                             REDEMPTION OF THE NOTES

        Section 3.01    Tax Event Redemption.
                        --------------------

        If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Installments of interest on Notes which are due and payable on or prior to the date upon which a Tax Event Redemption is to occur (the "Tax Event Redemption Date") will be payable to the Holders of the Notes registered as such at the close of business on the applicable Regular Record Date relating to such interest payment. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Notes, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Notes. After the date on which the Company delivers notice to Holders of Notes of the Tax Event Redemption in accordance with this Indenture, neither the Company nor the Trustee will be required to register or cause to be registered the transfer or exchange of the Notes.

        Section 3.02      Redemption Procedures for Notes.
                          -------------------------------

        Payment of the Redemption Price to each Holder of Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Notes, including the Trustee or the Collateral Agent, as the case maybe. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

        Section 3.03      No Sinking Fund.
                          ---------------

        The Notes are not entitled to the benefit of any sinking fund.

        Section 3.04      Option to Put Notes upon Failed Secondary Remarketing.
                          -----------------------------------------------------

        If a Failed Secondary Remarketing has occurred, Holders of Notes following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put or sell such Notes to the Company on June 30, 2005 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of such Notes plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price"). The right of any Holder to the Note Repayment Price shall be subject to the rights of the Company as a secured party under the Pledge Agreement.

        Section 3.05    Repurchase Procedure for Notes.
                        ------------------------------

        (a) In order for the Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section
2.03 hereof, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding.

        (b) Payment of the Note Repayment Price shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by the applicable Holder. If the Trustee holds immediately available funds sufficient to pay the Note Repayment Price of Notes presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such Notes will cease to be outstanding and Interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes, including the Holder's right to require the Company to repay such Notes, shall terminate and lapse (other than the right to receive the Note Repayment Price upon delivery of such Notes but without interest on such Note Repayment Price). Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Note for which repayment has been elected.

                                  ARTICLE FOUR

                          REGISTERED GLOBAL SECURITIES

        Section 4.01    Definitions:
                        -----------

        "Depositary" means, with respect to (i) the Notes that are no longer part of the Corporate Units pursuant to Section 2.04, The Depository Trust Company, or (ii) the Securities of any Series issuable or issued in the form of one or more Registered Global Securities pursuant to Section 4.03, the Person designated as Depositary by the Company pursuant to Section 4.03 of this Tenth Supplemental Indenture, in each case, until a successor Depositary shall have become such pursuant to the applicable provisions of this Tenth Supplemental Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such Series shall mean the Depositary with respect to the Registered Global Securities of that Series.

        "Registered Global Security" means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such Series or its nominee in accordance with Section 4.02 of this Tenth Supplemental Indenture, and bearing the legend prescribed in Section 4.02 of this Tenth Supplemental Indenture.

        Section 4.02    Execution and Authentication.
                        ----------------------------

        With respect to any Registered Global Security established pursuant to
Section 2.04 and if the Company shall establish pursuant to Section 4.03 of this Tenth Supplemental Indenture that the Securities of a Series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such Series issued in such form and not yet canceled,
(ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect:
"Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

        Each Depositary designated pursuant to Section 4.03 of this Tenth Supplemental Indenture must, at the time of its designation and at all time while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

        Section 4.03 Additional Terms. (a) At or prior to the issuance of any
                     ----------------
Series of Securities, other than of the Notes, under the Indenture or this Tenth Supplemental Indenture, the following terms with respect to Registered Global Securities may be established at the Company's discretion, in addition to any and all terms established in accordance with Section 2.02 of the Base Indenture, pursuant to a Board Resolution or by an indenture supplemental hereto:

        (1) whether the Securities of the Series or any portion thereof will be issuable as Registered Global Securities;

        (2) if the Securities of the Series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Securities.

        (b) If any of the foregoing terms are established pursuant to a Board Resolution, the Company shall comply with the procedures and requirements set forth in Section 2.02(b) of the Base Indenture.

        Section 4.04 Transfer. Notwithstanding any provisions of Section 2.08 of
                     --------
the Base Indenture, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depositary for such Series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.

        If at any time the Depositary for any Registered Global Securities of any Series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under Section 4.02 of this Tenth Supplemental Indenture, the Company shall appoint a successor Depositary eligible under Section 4.02 of this Tenth Supplemental Indenture with respect to such Registered Global Securities. If a successor Depositary eligible under Section 4.02 of this Tenth Supplemental Indenture for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Registered Securities of such Series, will authenticate and deliver, Registered Securities of such Series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

        The Company may at any time and in its sole discretion determine that any Registered Global Securities of any Series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series and tenor in definitive registered from without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

        Any time the Registered Securities of any Series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 4.02 of this Tenth Supplemental Indenture and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

        If established by the Company pursuant to Section 4.03 of this Tenth Supplemental Indenture with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same Series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

        (i) to the Person specified by such Depositary new Registered Securities of the same Series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

        (ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above. Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 4.04 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the persons in whose names such Securities are so registered.

                                  ARTICLE FIVE

                                     NOTICE

        Section 5.01      Notice by the Company.
                          ---------------------

        The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes. Notwithstanding any of the provisions of the Base Indenture and this Tenth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Article Five at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                  ARTICLE SIX

                                  FORM OF NOTE

        Section 6.01      Form of Note.
                          ------------

        The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof:

                             (FORM OF FACE OF NOTE)

IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED

CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.
         ----------------
$
 ------------------------


                               ALLTEL CORPORATION
                                   SENIOR NOTE
                                    DUE 2007

        ALLTEL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________, or registered assigns, the principal sum of_________________ Dollars ($___________) on May 17, 2007 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from May 6, 2002 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each such date, an "Interest Payment Date"), commencing on August 17, 2002, initially at the rate of 6.25% per year through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 6.25% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the register or by wire transfer to an account appropriately designated by the Holder entitled thereto and provided further that if the Holder of this Note is the Purchase Contract Agent or the Collateral Agent, payment of interest will only be paid by wire transfer to an account designated by such Holder.

        The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other senior unsecured obligations of the Company.

        This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

        The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:  May 6, 2002


                                      ALLTEL CORPORATION,
                                      as Issuer

                                      By:
                                            -----------------------------------
                                            Name:
                                            Title:

Attest:


By:
     -----------------------------------------------
     Name:
     Title:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated May 6, 2002

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
   --------------------------------------
           Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

        This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1987 (the "Base Indenture") duly executed and delivered between the Company and
J. P. Morgan Trust Company, National Association, as successor trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996, a Ninth Supplemental Indenture dated as of April 1, 1999 and a Tenth Supplemental Indenture, dated as of May 6, 2002 between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Tenth Supplemental Indenture.

        If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Notes by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

        The Notes are not entitled to the benefit of any sinking fund.

        If a Failed Secondary Remarketing (as described in Section 5.5(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each Holder who holds such Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put such Notes to the Company, on June 30, 2005 (the "Put Option Exercise Date"), upon at least three Business Day's prior notice, at a repayment price equal to the principal amount of this Note plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

        In order for the Notes to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m., New York City Time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.03 of the Tenth Supplemental Indenture, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Note Repayment Price in respect of such Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders a majority in aggregate principal amount of the outstanding Securities of each series affected (with each series voting as a class) to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected (with each series voting as a class), on behalf of all of the Holders of all Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in relation thereto.

        Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

        The Notes of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

        All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Notes are subject to the covenants set forth in the Indenture.

        This Note shall be governed by and construed in accordance with the law of the State of New York.

                            OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Company to repay $____ principal amount of the within Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining aggregate principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Trustee at c/o JPMorgan Chase Bank, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention:
Institutional Trust Services, no later than 5:00 p.m. on the third Business Day immediately preceding June 30, 2005.

Dated:                             Signature:
       -------------------                    ----------------------------------

                                   Signature Guarantee:
                                                        ------------------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note without alteration or enlargement or any change whatsoever.

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Dated:                             Signature:
       -------------------                    ----------------------------------
                                   Signature Guarantee:
                                                        ------------------------

(Sign exactly as your name appears on the other side of this Note)

                                 ARTICLE SEVEN

                           ORIGINAL ISSUE OF DISCOUNT

        Section 7.01    Original Issue of Discount.
                        --------------------------

                  If reasonably requested by the Trustee, the Company shall file with the Trustee (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the outstanding Notes as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                 ARTICLE EIGHT

                                   REMARKETING

        Section 8.01      Initial Remarketing Procedures.
                          ------------------------------

        (a) The Company will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Clearing Agency notify the Holders of the Notes, the Holders of Corporate Units and the Holders of Treasury Units of the Initial Remarketing.

        (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the Notes not constituting components of Corporate Units may elect to have Notes held by such Holder remarketed. Holders of Notes that are not a component of Corporate Units shall give notice of their election to have such Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the number of Notes to be tendered for remarketing. Under Section 5.4 of the Purchase Contract Agreement, Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 8.01. The Notes constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

        (c) The right of each Holder to have Notes tendered for Initial Remarketing or the Secondary Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Remarketing, a Secondary Remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than the minimum price necessary to achieve a Successful Initial Remarketing, in the case of the Initial Remarketing, and 100% of the principal amount thereof, in case of the Secondary Remarketing, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Initial Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

        (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes tendered or deemed tendered for purchase.

        (e) If there are no Corporate Units outstanding and none of the Holders elect to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

        (f) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

        (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, (i) the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase, at the minimum price necessary to achieve a Successful Initial Remarketing, or (ii) if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Company, the Trustee, and the Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

        (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Purchase Contract Agent, the Company, the Trustee, and the Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on February 17, 2005 in same day funds against delivery of the Notes purchased through the facilities of the Clearing Agency.

        (i) In accordance with the Clearing Agency's normal procedures, on February 17, 2005, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

        (j) If any Holder selling Notes in the Initial Remarketing fails to deliver such Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

        (k) The Remarketing Agent is not obligated to purchase any Notes in the Initial Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

        (l) The tender and settlement procedures set forth in this Section 8.01, including provisions for payment by purchasers of Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

        (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before February 17, 2005) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

        Section 8.02    Secondary Remarketing Procedures.
                        --------------------------------

        (a) If a Failed Initial Remarketing has occurred, the Company will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date, that the Clearing Agency notify the Holders of the Notes of the Secondary Remarketing and of the procedures that must be followed if a Holder of Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

        (b) If a Failed Initial Remarketing has occurred, not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Notes may elect to have Notes held by such Holder remarketed. Under Section 5.5 of the Purchase Contract Agreement, Holders of Corporate Units that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Corporate Units. Holders of Notes that are not a component of Corporate Units shall give notice of their election to have such Notes remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the number of Notes to be tendered for remarketing. Under Section 5.5 of the Purchase Contract Agreement, the Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 8.02.

        (c) If any Holder of Corporate Units does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Notes as described in Section 8.02(b), the Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

        (d) The right of each Holder to have Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Secondary Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

        (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Notes tendered or deemed tendered for purchase.

        (f) If none of the Holders elect or are deemed to have elected to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

        (g) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

        (h) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Company, the Trustee, the Purchase Contract Agent and the Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

        (i) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, the Trustee, the Purchase Contract Agent and the Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Notes sold in the Secondary Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Clearing Agency.

        (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

        (k) If any Holder selling Notes in the Secondary Remarketing fails to deliver such Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

        (l) The Remarketing Agent is not obligated to purchase any Notes in the Secondary Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

        (m) The tender and settlement procedures set in this Section 8.02, including provisions for payment by purchasers of Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

        (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

                                  ARTICLE NINE

                                  MISCELLANEOUS

        Section 9.01      Ratification of Indenture.
                          -------------------------

        The Indenture as supplemented by this Tenth Supplemental Indenture, is in all respects ratified and confirmed, and this Tenth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

        Section 9.02      Trustee Not Responsible for Recitals.
                          ------------------------------------

        The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture.

        Section 9.03    New York Law to Govern.
                        ----------------------

        THIS TENTH SUPPLEMENTAL INDENTURE AND THE PROVISIONS OF THE BASE INDENTURE TO THE EXTENT THEY APPLY TO EACH NOTE ISSUED PURSUANT TO THIS TENTH SUPPLEMENTAL INDENTURE, EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

        Section 9.04      Separability.
                          ------------

        In case any one or more of the provisions contained in this Tenth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Tenth Supplemental Indenture or of the Notes, but this Tenth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

        Section 9.05      Counterparts.
                          ------------

        This Tenth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 9.06      Provisions of Base Indenture Not Applicable.
                          -------------------------------------------

        The provisions of Article Eight of the Base Indenture shall not apply to the Notes.

        Section 9.07      Provisions of the Indenture and Notes for the Sole
                          --------------------------------------------------
Benefit of the Parties and the Holders of the Notes. Nothing in this Tenth
---------------------------------------------------
Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the Holders of the Notes issued under the Indenture and this Tenth Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Tenth Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Tenth Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders of the Notes issued and to be issued under the Indenture and this Tenth Supplemental Indenture, and secured thereby. All covenants, promises and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

        Section 9.08      Provisions Required by Trust Indenture Act of 1939 to
                          -----------------------------------------------------
Control. If any provision of this Tenth Supplemental Indenture limits, qualifies
-------
or conflicts with a provision which is required to be included in this Tenth Supplemental Indenture by the Trust Indenture Act of 1939, the required provision shall control.

        Section 9.09      Ranking. The Notes constitute senior indebtedness of
                          -------
the Company superior in right of payment to the Company's subordinated indebtedness.

        IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                       ALLTEL CORPORATION,
                                       as Issuer

                                       By:     /s/  SCOTT FORD
                                             -----------------------------------
                                             Name:  Scott Ford
                                             Title: President and
                                                    Chief Operating Officer

Attest:


By:     /s/  SCOTT SETTELMYER
      ---------------------------------
      Name:  Scott Settelmyer
      Title: Treasurer


                                       J. P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:     /s/  ROBERT C. BARKER
                                             -----------------------------------
                                             Name:  Robert C. Barker
                                             Title: President